                                                                    EXHIBIT 99.1

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                          REPORTS STRONG SECOND QUARTER


       HOUSTON, July 15, 2002 - Southwest Bancorporation of Texas, Inc. (NASDAQ:
SWBT), the largest independent bank holding company headquartered in Houston and parent company of Southwest Bank of Texas N.A., reported a strong second quarter with earnings, net interest margin and fee income showing positive trends.

       For the three months ended June 30, 2002, net income increased 21 percent to $15.2 million, compared to $12.5 million in the second quarter of 2001. Diluted earnings per share for the quarter ended June 30, 2002 were 44 cents, a 19 percent increase from the 37 cents reported for the second quarter of 2001.

       For the six months ended June 30, 2002, the company reported an increase in net income of $3.7 million, or 15 percent, to $28.7 million from net income of $25.1 million for the same period in 2001. Diluted earnings per share increased 15 percent to 84 cents for the six months ended June 30, 2002 from 73 cents for the six months ended June 30, 2001.

       Return on average assets was 1.39 percent for the second quarter of 2002 and return on average common shareholders' equity was 15.60 percent. For the first six months of 2002, return on average assets was 1.33 percent and return on average common shareholders' equity was 15.20 percent.

       "This is a quarter where our people produced strong growth in fee income and earnings and where our expense controls and pricing were right on target. We clearly performed better than we anticipated," said Paul B. Murphy, Jr., chief executive officer and president. "We continue to be very watchful of the economy but with stabilizing business trends, an improving interest rate environment and our products and people, we believe that we can achieve diluted earnings per share of $1.78 to $1.83 in 2002. This estimate calls for earnings growth of 15 to 18 percent which we believe will outperform the industry."

       Murphy announced a strategic addition to the senior management team. Scott McLean will join the Bank as an executive vice president initially working with various business lines to support their growth and focusing on continuing the development and implementation of the Bank's regional strategy. Formerly president of JP Morgan Chase in Houston and Dallas and chairman of JP Morgan Chase in El Paso, Scott has 23 years of banking experience.

       "Scott is a leader in Texas banking and in the communities where he has served," said Murphy. "When you look at Scott's track record, you see a banker whose success is rooted in exceptional leadership and skills. His expertise in commercial and private banking, as well as strategic planning, will augment the growth of our customer relationships and will enhance our evaluations of expansion opportunities. We are extremely excited to have him as a key member of our team as we move forward."

                               NET INTEREST INCOME

     Net interest income for the three months ended June 30, 2002 was $44.9 million, an increase of $6.4 million, or 17 percent, from the same period last year. This increase is primarily attributable to a 15 percent increase in average interest-earning assets and an improved net interest margin. For the second quarter 2002, the net interest margin was 4.53 percent, an increase of 11 basis points over the first quarter of 2002 and an increase of eight basis points over the second quarter of 2001. The improved net interest margin was primarily the result of a 10 basis point drop in the cost of funds with demand accounts compared to the first quarter of 2002. In addition, the mix of interest earning assets has improved from the prior reported period. Over this same time period, the yield on interest-earning assets declined three basis points.

                               NONINTEREST INCOME

     Noninterest income for the quarter was $17.7 million, an increase of 26 percent from the same quarter last year. Service charges on deposit accounts increased $3.4 million, or 55 percent, driven primarily by market share gains and by new products. Fees from investment services also showed strong gains, up 41 percent from the same period a year ago, reflecting the expansion of the foreign exchange and wealth management areas. Mitchell Mortgage had another strong quarter, although sustaining these results may become more difficult if interest rates increase or the housing industry slows. "The growth of fee income continues to be a very positive trend for the Bank and it is across a variety of areas," said Murphy. "All of these indicators suggest that Southwest Bank of Texas is successfully meeting our customers' expectations in services, products and pricing."

                              NONINTEREST EXPENSES

     Noninterest expenses were $37.2 million for the quarter, an increase of 15 percent from the second quarter of 2001 and a 3 percent increase from the prior quarter. The Company's efficiency ratio improved to 59.49 percent for the second quarter 2002 from 61.71 percent in the first quarter of this year. For the second quarter in 2001, the efficiency ratio was 61.52 percent. "Our plan of growing the business and hiring and retaining the right people continues to be successful," said Murphy. "The employees we have brought in over the past year are making meaningful contributions."

                                  ASSET QUALITY

     Nonperforming assets declined $2.9 million to $14.1 million, or 0.50 percent of loans and other real estate, at June 30, 2002, from $17.0 million, or
0.62 percent of loans and other real estate, at March 31, 2002. Nonaccrual loans, the largest component of nonperforming assets, were $11.7 million at the end of the second quarter, compared to $15.2 million as of March 31, 2002.

     "We believe our conservative credit culture, processes and risk mitigation programs have resulted in asset quality that compares favorably with industry standards," said Murphy. "We are comfortable with the portfolio's performance."

                        TOTAL LOANS, ASSETS AND DEPOSITS

     Total loans were $2.88 billion as of June 30, 2002, an increase of $58.7 million, or 2 percent, from March 31, 2002, and up 11 percent from June 30, 2001. "The pipeline continues to be steady," said Murphy.

     Total assets were $4.55 billion at the end of the second quarter 2002, an increase of $611 million, or 16 percent, from the same period a year ago. Deposits increased to $3.58 billion on June 30, 2002, up from $3.25 billion on June 30, 2001, an increase of $333.5 million or 10 percent.

     Southwest Bancorporation of Texas, Inc. is the largest independent bank holding company headquartered in Houston, Texas. The company focuses on commercial lending and treasury management to small and middle-market businesses, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Bank has 32 full-service branches located throughout the Houston metropolitan area.

     Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words "expect," "anticipated," "intend," "plan," "believe," "seek," "estimate," and similar expressions are intended to identify such forward-looking statements. The Company's actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

(d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.


Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor Relations & Corporate Communications
713-232-1115
speterson@swbanktx.com

John McWhorter, SVP & Controller
713-235-8808
johnm@swbanktx.com

SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)



                                                                   2Q-02          2Q-01       % CHANGE     YTD 02         YTD 01
                                                                -----------    -----------    --------  -----------    -----------
                                                                               ($ in 000's except per share data)

BALANCE SHEET AVERAGES
   Loans held for investment                                    $ 2,765,257    $ 2,504,884      10.4%   $ 2,730,099    $ 2,488,022
   Loans held for sale                                               76,361         72,985       4.6%        77,683         75,269
   Investment securities                                          1,089,573        823,346      32.3%     1,081,950        831,804
   Securities purchased under resale agreements                      10,330         24,523     -57.9%        15,680         34,214
   Fed funds sold and other earning assets                           37,341         43,043     -13.2%        30,970         39,259
                                                                -----------    -----------              -----------    -----------
      TOTAL INTEREST-EARNING ASSETS                               3,978,862      3,468,781      14.7%     3,936,382      3,468,568
   Allowance for loan losses                                        (33,142)       (30,134)     10.0%       (32,824)       (29,462)
   Cash and due from banks                                          171,550        182,470      -6.0%       198,456        184,329
   Other assets                                                     252,869        248,174       1.9%       255,418        239,760
                                                                -----------    -----------              -----------    -----------
      TOTAL ASSETS                                              $ 4,370,139    $ 3,869,291      12.9%   $ 4,357,432    $ 3,863,195
                                                                ===========    ===========              ===========    ===========

   Noninterest-bearing deposits                                 $   954,006    $   794,470      20.1%   $   929,278    $   797,332
   Interest-bearing demand deposits                                  32,735         67,820     -51.7%        33,515         91,527
   Savings deposits                                               1,460,482      1,362,619       7.2%     1,456,824      1,308,171
   Time deposits                                                    929,548        864,802       7.5%       923,749        880,352
                                                                -----------    -----------              -----------    -----------
      Total deposits                                              3,376,771      3,089,711       9.3%     3,343,366      3,077,382
   Fed funds purchased and other interest-bearing liabilities       575,363        420,976      36.7%       607,675        435,315
   Other liabilities                                                 26,167         33,796     -22.6%        23,860         33,977
   Minority interest in consolidated subsidiary                       1,393          1,367       1.9%         1,405          1,126
   Shareholders' equity                                             390,445        323,441      20.7%       381,126        315,395
                                                                -----------    -----------              -----------    -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 4,370,139    $ 3,869,291      12.9%   $ 4,357,432    $ 3,863,195
                                                                ===========    ===========              ===========    ===========

INCOME STATEMENT DATA
   Interest and fees on loans                                   $    44,767    $    51,832     -13.6%   $    88,149    $   107,809
   Interest on securities                                            14,629         12,841      13.9%        29,008         26,434
   Interest on fed funds sold and other earning assets                  186            754     -75.3%           377          1,880
                                                                -----------    -----------              -----------    -----------
      TOTAL INTEREST INCOME                                          59,582         65,427      -8.9%       117,534        136,123
                                                                -----------    -----------              -----------    -----------
   Interest on deposits                                              12,174         22,752     -46.5%        24,867         49,275
   Interest on fed funds purchased and other borrowings               2,503          4,156     -39.8%         5,300          9,579
                                                                -----------    -----------              -----------    -----------
      TOTAL INTEREST EXPENSE                                         14,677         26,908     -45.5%        30,167         58,854
                                                                -----------    -----------              -----------    -----------
      NET INTEREST INCOME                                            44,905         38,519      16.6%        87,367         77,269
   Provision for loan losses                                          3,250          1,750      85.7%         5,750          3,500
                                                                -----------    -----------              -----------    -----------
      NET INTEREST INCOME AFTER PROVISION                            41,655         36,769      13.3%        81,617         73,769
                                                                -----------    -----------              -----------    -----------
   Service charges on deposit accounts                                9,466          6,096      55.3%        18,159         11,780
   Investment services                                                2,395          1,702      40.7%         4,812          3,395
   Other fee income                                                   2,968          2,488      19.3%         5,774          5,352
   Other operating income                                             2,845          3,736     -23.8%         5,123          6,942
   Gain (loss) on sales of securities, net                                1              8     -87.5%             2             25
                                                                -----------    -----------              -----------    -----------
      TOTAL NONINTEREST INCOME                                       17,675         14,030      26.0%        33,870         27,494
                                                                -----------    -----------              -----------    -----------
   Salaries and benefits                                             21,487         19,496      10.2%        42,460         38,283
   Occupancy expenses                                                 5,631          5,083      10.8%        11,116         10,070
   Other expenses                                                    10,109          7,745      30.5%        19,850         15,970
                                                                -----------    -----------              -----------    -----------
      TOTAL NONINTEREST EXPENSES                                     37,227         32,324      15.2%        73,426         64,323
                                                                -----------    -----------              -----------    -----------
      INCOME BEFORE INCOME TAXES AND MINORITY INTEREST               22,103         18,475      19.6%        42,061         36,940
   Provision for income taxes                                         6,897          5,914      16.6%        13,285         11,834
   Minority interest                                                     24             17      41.2%            49             47
                                                                -----------    -----------              -----------    -----------
      NET INCOME                                                $   $15,182    $    12,544      21.0%   $    28,727    $    25,059
                                                                ===========    ===========              ===========    ===========
      BASIC EARNINGS PER COMMON SHARE                           $      0.46    $      0.38      21.1%   $      0.87    $      0.76
                                                                ===========    ===========              ===========    ===========
      DILUTED EARNINGS PER COMMON SHARE                         $      0.44    $      0.37      18.9%   $      0.84    $      0.73
                                                                ===========    ===========              ===========    ===========

      PERIOD END # OF SHARES OUTSTANDING                             33,483         32,865       1.9%        33,483         32,865
      WEIGHTED AVG # OF SHARES OUTSTANDING (INCL CSE'S)              34,380         34,037       1.0%        34,234         34,100


                                                              2Q-02           2Q-01       % CHANGE      YTD 02         YTD 01
                                                           -----------     -----------    --------   -----------     -----------
                                                                            ($ in 000's except per share data)
NONPERFORMING ASSETS
   Nonaccrual loans                                        $    11,725     $     5,895       98.9%
   Accruing loans 90 or more days past due                       1,536           1,223       25.6%
   ORE and OLRA                                                    818           1,351      -39.5%
                                                           -----------     -----------
      Total nonperforming assets                           $    14,079     $     8,469       66.2%
                                                           ===========     ===========
CHANGES IN ALLOWANCE FOR LOAN LOSSES
   Allowance for loan losses - beginning of period         $    32,508     $    29,067       11.8%   $    31,390     $    28,150
   Provision for loan losses                                     3,250           1,750       85.7%         5,750           3,500
   Charge-offs                                                  (3,002)           (615)     388.1%        (4,467)         (1,604)
   Recoveries                                                      269             388      -30.7%           352             544
                                                           -----------     -----------               -----------     -----------
   Allowance for loan losses - end of period               $    33,025     $    30,590        8.0%   $    33,025     $    30,590
                                                           ===========     ===========               ===========     ===========
RATIOS
   Return on average assets                                       1.39%           1.30%                     1.33%           1.31%
   Return on average common shareholders' equity                 15.60%          15.56%                    15.20%          16.02%
   Leverage ratio                                                 9.03%           8.44%
   Yield on earning assets                                        6.01%           7.57%                     6.02%           7.91%
   Cost of funds with demand accounts                             1.49%           3.07%                     1.54%           3.38%
   Net interest margin                                            4.53%           4.45%                     4.48%           4.49%
   Efficiency ratio                                              59.49%          61.52%                    60.57%          61.41%
   Noninterest expense to average earning assets                  3.75%           3.74%                     3.76%           3.74%
   Nonperforming assets to loans and other real estate            0.50%           0.33%
   Net charge-offs (recoveries) to average loans                  0.40%           0.04%                     0.30%           0.09%
   Allowance for loan losses to total loans                       1.17%           1.20%
   Allowance for loan losses to nonperforming loans             249.04%         429.76%

COMMON STOCK PERFORMANCE
   Market value of stock - Close                           $    36.220     $    30.210               $    36.220     $    30.210
   Market value of stock - High                            $    36.730     $    35.050               $    36.730     $    45.563
   Market value of stock - Low                             $    30.680     $    29.390               $    26.750     $    25.500
   Book value of stock                                     $     12.26     $     10.09
   Market/book value of stock                                      295%            299%
   Price/12 month trailing earnings ratio                           22              22

OTHER DATA
   EOP Employees                                                 1,462           1,371        6.6%

PERIOD END BALANCES                                        ($ in 000's)
   Loans held for investment                               $ 2,813,133     $ 2,545,655       10.5%
   Loans held for sale                                          70,577          81,669      -13.6%
   Investment securities                                     1,162,966         807,528       44.0%
   Securities purchased under resale agreements                 20,000          35,000      -42.9%
   Fed funds sold and other earning assets                      75,404          36,150      108.6%
                                                           -----------     -----------
      TOTAL INTEREST-EARNING ASSETS                          4,142,080       3,506,002       18.1%
   Allowance for loan losses                                   (33,025)        (30,590)       8.0%
   Cash and due from banks                                     182,352         222,485      -18.0%
   Other assets                                                257,120         239,524        7.3%
                                                           -----------     -----------
      TOTAL ASSETS                                         $ 4,548,527     $ 3,937,421       15.5%
                                                           ===========     ===========
   Noninterest-bearing demand deposits                     $ 1,042,127     $   875,128       19.1%
   Interest-bearing demand deposits                             29,806          33,246       10.3%
   Savings deposits                                          1,526,331       1,432,168        6.6%
   Time deposits                                               985,218         909,454        8.3%
                                                           -----------     -----------
      Total deposits                                         3,583,482       3,249,996       10.3%
   Fed funds purchased and other interest-bearing
      liabilities                                              531,468         332,968       59.6%
   Other liabilities                                            21,609          21,312        1.4%
   Minority interest in consolidated subsidiary                  1,461           1,410        3.6%
   Shareholders' equity                                        410,507         331,735       23.7%
                                                           -----------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 4,548,527     $ 3,937,421       15.5%
                                                           ===========     ===========